Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statement (No. 2-92497) on Form S-8 of Total System Services, Inc. of our report dated March 31, 2000, relating to the statement of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 annual report on Form 11-K of the Total System Services, Inc. Employee Stock Purchase Plan, included as Exhibit 99.1 to the 1999 annual report on Form 10-K/A of Total System Services, Inc.



Atlanta, Georgia
April 24, 2000


                          Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statement (No. 33-17376) on Form S-8 of Total System Services, Inc. of our report dated March 31, 2000, relating to the statement of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 annual report on Form 11-K of the Total System Services, Inc. Director Stock Purchase Plan, included as Exhibit 99.2 to the 1999 annual report on Form 10-K/A of Total System Services, Inc.



Atlanta, Georgia
April 24, 2000